UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2013 (May 20, 2013)

Whitestone REIT
(Exact Name of Registrant as Specified in Charter)

Maryland	000-50256	76-0594970

(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500
Houston, TX	77063

(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Whitestone REIT (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on May 20, 2013. At the Annual Meeting, the Company's shareholders approved each of the proposals presented, which are described in more detail in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2013. Holders of 13,457,802 of the Company's common shares were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on each proposal presented to the Company's shareholders at the Annual Meeting:

Proposal 1: Election of Trustees

The following individual was elected as trustee to serve until the 2016 Annual Meeting of Shareholders and until his successor is duly elected and qualifies. The following votes were taken in connection with this proposal:

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Paul T. Lambert	6,918,916	150,516	6,388,370

Daryl J. Carter and Donald F. Keating will continue to hold office until the 2014 Annual Meeting of Shareholders, and Jack L. Mahaffey and James C. Mastandrea will continue to hold office until the 2015 Annual Meeting of Shareholders.

Proposal 2: Reapproval of Performance Goals Under the 2008 Long-Term Equity Incentive Ownership Plan

The shareholders reapproved the performance goals used for performance-based awards granted under the Company's 2008 Long-Term Equity Incentive Ownership Plan to preserve the Company's ability to take a federal tax deduction for certain compensation awards. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,754,549	262,050	52,833	6,388,370

Proposal 3: Ratification of the Selection of the Independent Registered Public Accounting Firm

The proposal to ratify the selection of Pannell Kerr Forster of Texas, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,217,231	94,532	146,039	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
Date: May 22, 2013	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer